UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)

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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 18, 2015, Cimpress Deutschland GmbH, a wholly owned subsidiary of Cimpress N.V., entered into a Share Purchase Agreement to acquire WIRmachenDRUCK GmbH, a German limited liability company. Cimpress Deutschland agreed to acquire all of the shares of WIRmachenDRUCK for a purchase price of approximately €140,000,000 payable at closing, subject to adjustment based upon acquired cash, debt, and working capital as of the closing date, of which €132,000,000 will be payable in cash and €8,000,000 will be payable in ordinary shares of Cimpress N.V. The Share Purchase Agreement also provides for Cimpress Deutschland to pay the shareholders of WIRmachenDRUCK a potential earn out of up to €40,000,000 in early 2018, based on the achievement of financial performance targets for calendar years 2016 and 2017.

Under the Share Purchase Agreement, €18,000,000 of the cash purchase price payable at closing will be deposited into an escrow account to secure certain obligations of the former shareholders of WIRmachenDRUCK, and Cimpress Deutschland will withhold €3,000,000 of the cash purchase price payable at closing for approximately 60 days after the closing to cover any shortfall from agreed levels of WIRmachenDRUCK's net cash and working capital at closing.

Subject to the satisfaction of various closing conditions, including antitrust clearance, Cimpress expects the acquisition to close during its third fiscal quarter ending March 31, 2016.

The foregoing is not a complete description of the parties’ rights and obligations under the Share Purchase Agreement and is qualified by reference to the full text and terms of such agreement, which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index attached to this report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 22, 2015                                                   Cimpress N.V.

By:	/s/ Sean E. Quinn
Sean E. Quinn
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1
Share Purchase Agreement dated December 18, 2015 among Cimpress Deutschland GmbH, Cimpress N.V., WIRmachenDRUCK GmbH, Samuel Voetter, Johannes Voetter, Aart Izelaar-Buchholz, V2 Holding GmbH, and Markus Trautwein

99.1	Press release dated December 21, 2015 entitled “Cimpress Agrees to Acquire Leading German Web-To-Print Company WIRmachenDRUCK GmbH”